Exhibit 23

Consent of the Independent Registered Public Accounting Firm

HearUSA Inc.
West Palm Beach, Florida

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (File Nos.333-157347, 333-144224, 333-128605, 333-115399, 333-38862, 333-64571, 333-24357, 333-25169, 333-18753, 333-11429, 333-04639, and 333-04303) and Forms S-8 (File Nos. 333-161609, 333-08523, and 333-144904) of HearUSA,Inc. of our report dated March 26, 2010 relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO Seidman, LLP

West Palm Beach, Florida
March 26, 2010